Exhibit 107.1

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Digital Realty Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.01 par value per share	Rule 457(o)(1)	—	—	$1,500,000,000	0.0000927	$139,050.00

Total Offering Amounts					$1,500,000,000		$139,050.00

Total Fees Previously Paid							—

Total Fee Offsets							$74,977.71

Net Fee Due							$64,072.29

(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-237232, except with respect to unsold securities that have been previously registered.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Offset Source

Rule 457(p)

Fee Offset Claims	Digital Realty Trust, Inc.	424(b)(5)	333-237232	May 11, 2020	—	$74,977.71(1)	Equity	Common Stock, $0.01 par value per share	—	$577,640,335.78	—

Fee Offset Sources	Digital Realty Trust, Inc.	424(b)(5)	333-237232	—	May 11, 2020	—	—	—	—	—	$84,660.09

(1)

Digital Realty Trust, Inc. (the “Company”) is registering shares of common stock having a proposed maximum aggregate offering price of up to $1,500,000,000 pursuant to the prospectus supplement to which this Exhibit 107 relates (the “Current Prospectus Supplement”). The Company has previously registered shares of common stock having an aggregate offering price of up to $1,000,000,000, offered by means of a prospectus supplement dated January 4, 2019 (the “2019 Prospectus Supplement”) and an accompanying prospectus dated September 22, 2017 pursuant to a Registration Statement on Form S-3 (Registration No. 333-220576) filed on September 22, 2017 (the “Prior Registration Statement”). In connection with the filing of the 2019 Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $121,200. No securities were offered or sold pursuant to the 2019 Prospectus Supplement. The Company subsequently filed a prospectus supplement dated March 17, 2020 (the “March 2020 Prospectus Supplement”) and an accompanying prospectus dated March 17, 2020, pursuant to a Registration Statement on Form S-3 (Registration No. 333-237232) filed on March 17, 2020 (the “Current Registration Statement”) relating to the offer and sale of shares of common stock having an aggregate offering price of up to $1,000,000,000, all of which were unsold securities previously registered pursuant to the 2019 Prospectus Supplement and Prior Registration Statement. As such, no additional filing fee was paid in connection with the filing of the March 2020 Prospectus Supplement. The Company subsequently filed a prospectus supplement dated May 11, 2020 (the “May 2020 Prospectus Supplement” and together with the 2019 Prospectus Supplement and March 2020 Prospectus Supplement, the “Prior Prospectus Supplements”) and an accompanying prospectus dated March 17, 2020, pursuant to the Current Registration Statement relating to the offer and sale of shares of common stock having an aggregate offering price of up to $1,000,000,000, of which shares having an aggregate offering price of $347,765,118.20 represented unsold securities previously registered pursuant to the March 2020 Prospectus Supplement. In connection with the filing of the May 2020 Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $84,660.09, reflecting the fee due with respect to shares of common stock to be offered and sold pursuant to the May 2020 Prospectus Supplement that were not unsold securities registered pursuant to the 2019 Prospectus Supplement and the March 2020 Prospectus Supplement. Of those shares of common stock, shares of common stock having an aggregate offering price of $422,359,664.22 have been sold as of the date hereof pursuant to the May 2020 Prospectus Supplement. Shares of common stock having a proposed maximum offering price of $577,640,335.78 that are being registered pursuant to the Current Prospectus Supplement represent unsold securities previously registered pursuant to the Prior Prospectus Supplements. Pursuant to Rule 457(p) under the Securities Act, $74,977.71 of the registration fees that were paid with respect to securities that were previously registered pursuant to the Prior Prospectus Supplements and were not sold thereunder is offset against the registration fee of $139,050.00 due for this offering. The remaining balance of the registration fee, $64,072.29, has been paid in connection with the filing of the Current Prospectus Supplement. The Company has terminated the offering that included the unsold securities under the Prior Prospectus Supplements.